UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 21, 2016

BG STAFFING, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on August 21, 2015, BG Staffing, Inc. ("the Company") entered into a credit agreement (the "Credit Agreement") with Texas Capital Bank, National Association ("TCB"). Effective September 21, 2016, pursuant to the terms of the Credit Agreement, the Company obtained an additional $10.0 million in credit commitments from TCB pursuant to a Commitment Increase Agreement, raising TCB's total commitment under the Credit Agreement to $35.0 million. All other terms and conditions of the Credit Agreement remain the same as those in effect prior to the increase. The Company can borrow funds from time to time in an aggregate amount equal to the lesser of the borrowing base amount, which is 85% of eligible accounts, and TCB’s commitment of $35.0 million.

The foregoing description does not constitute a complete summary of the Credit Agreement and is qualified by reference in its entirety to the full text of the Credit Agreement, a copy which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 25, 2015, and is incorporated herein by reference. In addition, the foregoing description of the Commitment Increase Agreement does not constitute a complete summary of the Commitment Increase Agreement and is qualified by reference in its entirety to the full text of the Commitment Increase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures required by this Item 2.03 are contained in Item 1.01, above, and are incorporated as if fully restated herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Commitment Increase Agreement , effective as of September 21, 2016, by and among BG Staffing, Inc., BG Personnel, LP, BG Staffing, LLC, B G Staff Services, Inc., and BG Finance and Accounting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG STAFFING, INC.

Date:	September 23, 2016		/s/ Dan Hollenbach
		Name: Title:	Dan Hollenbach Chief Financial Officer and Secretary (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Commitment Increase Agreement , effective as of September 21, 2016, by and among BG Staffing, Inc., BG Personnel, LP, BG Staffing, LLC, B G Staff Services, Inc., and BG Finance and Accounting, Inc.